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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): June 15, 2001


                                  PROXYMED, INC
             (Exact name of registrant as specified in its charter)

     FLORIDA                     000-22052                       65-0202059
     -------                     ---------                       ----------
 (State or other           (Commission File No.)                (IRS Employer
 jurisdiction of                                             Identification No.)
 incorporation)



                                 2555 Davie Road
                                    Suite 110
                          Ft. Lauderdale, Florida 33317
                    (Address of principal executive offices)

                                  954-473-1001
              (Registrant's telephone number, including area code)
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Item 5.  Other Events.

     On June 15, 2001, ProxyMed, Inc. (the "Company") offered (the "Exchange Offer") to issue shares of the Company's common stock, par value $.001 per share, in exchange for (i) 12,655,000 warrants (the "Investor Warrants") that were issued to holders of the Company's Series C Convertible Preferred Stock (the "Series C Preferred Stock"), (ii) 8,293,000 warrants (the "Agent's Warrants") that were issued to Commonwealth Associates, L.P. ("Commonwealth") in connection with the private placement of the Series C Preferred Stock, and (iii) 1,000,000 warrants (the "Advisory Warrants") that were issued to Commonwealth for certain advisory services that Commonwealth provided to the Company. Under the terms of the Exchange Offer, the Company would issue 0.75 shares of its common stock for each Investor Warrant, 0.75 shares of its common stock for each Agent's Warrant, and 0.625 shares of its common stock for each Advisory Warrant. The terms of the Exchange Offer result in an assumed value of $4.00 per share for the purpose of calculating the number of shares of common stock to be issued in the Exchange Offer.

     The Exchange Offer will be open until August 15, 2001. The Exchange Offer will only be completed by the Company if holders of at least 80% of the Investor Warrants, holders of at least 80% of the Agent's Warrants and holders of at least 80% of the Advisory Warrants enter into an Exchange Agreement with the Company pursuant to which they agree to the Exchange Offer. All shares exchanged are subject to a lock-up through February 15, 2002.

     As a result of the Exchange Offer, assuming full participation, ProxyMed expects to record a deemed dividend charge of approximately $2.6 million during the third quarter of 2001.

     As of the date of the Exchange Offer, ProxyMed has outstanding 85,794,857 shares of common stock on a fully-diluted basis, consisting of 24,757,988 shares of common stock currently outstanding, plus 25,447,502 shares of common stock issuable upon conversion of both its Series B and Series C Convertible Preferred Stock, plus warrants that are subject to the Exchange Offer which are currently exercisable into 21,948,000 shares of common stock, and options and other warrants to purchase 13,641,367 additional shares of common stock. Assuming that all of the Investor Warrants, the Agent's Warrants and the Advisory Warrants are exchanged pursuant to this offering, after this offering ProxyMed will have outstanding 80,182,857 shares of common stock on a fully-diluted basis, consisting of 41,093,988 shares of common stock plus 25,447,502 shares issuable upon conversion of both its Series B and C Convertible Preferred Stock, and options and warrants to purchase 13,641,367 additional shares of common stock.
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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               PROXYMED, INC.

                               By: /s/ Judson E. Schmid
                                  ---------------------------------------
                               Name:  Judson E. Schmid
                               Title: Executive Vice President, Chief
                                      Financial Officer and Treasurer

Dated:  June 15, 2001